Exhibit (d)(2)

[FORM OF SUBSCRIPTION CERTIFICATE]
THIS OFFER EXPIRES AT 5:00 P.M.,
NEW YORK CITY TIME, ON [______], 2013*

KEATING CAPITAL, INC.

SUBSCRIPTION RIGHTS FOR COMMON STOCK

Each registered holder of this Subscription Certificate is entitled to the number of non-transferable subscription rights (each, a “Right”) to subscribe for the number of shares of common stock, par value $0.001 per share (“Common Stock”), of Keating Capital, Inc., a Maryland corporation (the “Company”), as specified herein, on the terms and subject to the conditions set forth in the Company’s prospectus dated _________, 2013 (the “Prospectus”), which is incorporated herein by reference. Pursuant to the rights offering described in the Prospectus (the “Offering”), each stockholder owning Common Stock of the Company as of ____________, 2013 (such date, the “Record Date” and, such stockholder, a “Record Date Stockholder”) is entitled to receive one Right for every three shares of Common Stock owned on the Record Date. No fractional Rights will be issued. Each Record Date Stockholder is entitled to subscribe for one share of Common Stock for each Right held by such Record Date Stockholder (the “Primary Subscription”) at a subscription price per share of Common Stock (the “Subscription Price”), to be calculated as described in the Prospectus. Set forth below is the number of Rights evidenced by this Subscription Certificate that the Record Date Stockholder is entitled to exercise pursuant to the Primary Subscription.

If any shares of Common Stock available for purchase in the Offering are not subscribed for by Record Date Stockholders pursuant to the Primary Subscription (the “Remaining Shares”), a Record Date Stockholder that has exercised fully its Rights pursuant to the Primary Subscription may subscribe for a number of Remaining Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. We refer to this over-subscription privilege as the “Over-Subscription Privilege.”

THE RIGHTS ARE NON-TRANSFERABLE

The Rights are non-transferable and will not be listed for trading on the NASDAQ Capital Market or any other stock exchange. The Rights may not be purchased or sold and there will not be any market for trading the Rights. The shares of Common Stock issued pursuant to an exercise of Rights will be listed on the NASDAQ Capital Market under the symbol “KIPO.”

ESTIMATED SUBSCRIPTION PRICE

The estimated subscription price per share of Common Stock to be issued pursuant to the Offering will be $[___] (the “Estimated Subscription Price”).  See also “Method of Exercise of Rights.”

THE SUBSCRIPTION PRICE

The Subscription Price for the shares of Common Stock to be issued pursuant to the Offering will be the greater of : (i) 92.5% of the volume-weighted average of the sales prices of the Company’s Common Stock on the NASDAQ Capital Market for the five consecutive trading days ending on the Expiration Date, as it may be extended, and (ii) $6.00 per share.

* Unless extended by the Company in its sole discretion.

Exhibit (d)(2)

SAMPLE CALCULATION FOR A RECORD DATE STOCKHOLDER WHO OWNS 300 SHARES
PRIMARY SUBSCRIPTION RIGHT

No. of shares held on the Record Date: 300 = 100 Rights
(One Right for every Three Shares of Common Stock held on the Record Date)

No. of Rights needed to subscribe for one share of common stock:  One

No. of shares of Common Stock issued assuming full exercise of Primary Subscription:
100 Rights / One Share per Right = 100 new shares of Common Stock

Total payment based on the Estimated Subscription Price: 100 × $[____] = $[_____]

METHOD OF EXERCISE OF RIGHTS

To exercise your Rights, DST Systems, Inc. (the “Subscription Agent”), must receive, in the manner specified herein, at or prior to 5:00 p.m., New York City Time, on _______, 2013, unless extended by the Company in its sole discretion, either: (A) a properly completed and duly executed Subscription Certificate and a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Keating Capital, Inc.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege multiplied by the Estimated Subscription Price; or (B) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and duly executed Subscription Certificate and (ii) a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Keating Capital, Inc.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Primary Subscription and the Over-Subscription Privilege multiplied by the Estimated Subscription Price (which certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date or, if the Offering is extended, by the close of business on the third business day after the extended Expiration Date). Payment must be made in U.S. dollars.

The method of delivery of this Subscription Certificate and the payment of the Estimated Subscription Price and, if required, any additional payment is at the election and risk of the Record Date Stockholder, but if sent by mail it is recommended that the Subscription Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

Because Record Date Stockholders must only pay the Estimated Subscription Price per share to exercise their Rights pursuant to the Offering and the Subscription Price may be higher or lower than the Estimated Subscription Price, and because Record Date Stockholders may not receive all the shares for which they subscribe pursuant to the Over-Subscription Privilege, Record Date Stockholders may receive a refund or be required to pay an additional amount equal to the difference between the Estimated Subscription Price and the Subscription Price, multiplied by the total number of shares for which they have subscribed and been issued, including pursuant to the Over-Subscription Privilege. Any additional payment required from a Record Date Stockholder must be received by the Subscription Agent within ten business days after the confirmation date in order to receive all the shares of Common Stock subscribed for pursuant to the exercise of the Rights. Any excess payment to be refunded by the Company to a Record Date Stockholder will be mailed by the Subscription Agent as promptly as practicable. No interest will be paid on any amounts refunded.

Exhibit (d)(2)

The Subscription Agent will deliver statements of holding reflecting new shares of Common Stock in the Subscription Agent’s transfer records and accounts maintained on behalf of the Company, representing those shares of Common Stock purchased pursuant to the Primary Subscription and, if applicable, those shares purchased pursuant to the exercise of the Over-Subscription privilege as soon as practicable after the Expiration Date, after all allocations have been effected and full payment for such shares has been received and cleared.  Stockholders whose shares are held of record by Cede & Co. or by another depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede & Co. or the other depository or nominee. With respect to all other stockholders, the shares subscribed for will be held in book-entry form unless the stockholder instructs the Subscription Agent in writing to deliver a physical stock certificate representing the shares subscribed for.
A Record Date Stockholder exercising Rights will have no right to rescind his subscription after receipt of his payment for shares or a Notice of Guaranteed Delivery by the Subscription Agent, except as described in the Prospectus. Rights may not be transferred. Record Date Stockholders should be aware that if they choose to exercise only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise the remaining Rights evidenced thereby.

To subscribe for shares of Common Stock pursuant to the Primary Subscription, please complete line “A” and Section 1 below. To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please complete lines “A” and “B” and Section 1 below.

If you want a new Subscription Certificate evidencing any unexercised Rights delivered to you, check box “D” below and indicate the address to which the new Subscription Certificate should be delivered in Section 1 below.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC., THE INFORMATION AGENT, TOLL-FREE AT THE FOLLOWING TELEPHONE NUMBER: (888) 877-5360.

Control No:		Rights Represented by this Subscription Certificate:

Cusip No.:	48722R 106	Maximum Shares Available for Purchase Pursuant to the Primary Subscription:

A. Primary Subscription

× $_____ = $__________
(No. of Shares)	(Estimated Subscription Price)

B. Over-Subscription Privilege*

× $______ = $__________
(No. of Shares)	(Estimated Subscription Price)

Exhibit (d)(2)

C. Total Amount Enclosed      =     $_____________

D. Deliver a certificate representing unexercised Rights to the address in Section 1   ☐
* The Over-Subscription Privilege may only be exercised if its Primary Subscription is exercised in full.

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.

Signature(s) of Subscriber(s)

Address for delivery of certificate representing unexercised Rights

If permanent change of address, check here ☐

Daytime telephone number: ( )
Evening telephone number: ( )
Email address:

Please complete all applicable information and return to : DST SYSTEMS, INC.	BY FIRST CLASS MAIL ONLY:	BY OVERNIGHT DELIVERY:
	Keating Capital, Inc. c/o DST Systems, Inc. P.O. Box 219125 Kansas City, MO 64121	Keating Capital, Inc. c/o DST Systems, Inc. 430 W 7th Street Kansas City, MO 64105

Any questions regarding this Subscription Certificate and the Offering may be directed to the Information Agent, Georgeson, Inc., toll free at (888) 877-5360.

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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